SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is dated as of May 16, 2007, by and among Neoview Holdings Inc. (the “Company”) and each of the investors identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”). For the avoidance of doubt, unless the context otherwise requires, all references to the “Company” herein shall include, without limitation, the acquired assets and business of Jingwei International Investments Limited (“Jingwei”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Section 7 hereof.

WHEREAS, subject to the terms and conditions set forth in this Agreement and purusant to Section 4(2) of the Securities Act (as defined below) and Rule 506 of Regulation D promulgated thereunder, the Company intends to sell to each Purchaser, and each Purchaser intends to purchase units consisting of (i) one share (each a “Share” and, collectively, the “Shares”) of the Company’s Common Stock, $.0001 par value per share (the “Common Stock”) and (ii) three-tenths of one warrant to purchase one Share of Common Stock (each, a “Warrant” and, collectively, the “Warrants” and, together with the Shares and the shares of Common Stock issuable upon exericise of the Warrants, the “Securities”) pursuant to the terms hereof and pursuant to that certain Private Placement Memorandum dated May 10, 2007, relating to the offering of the Securities, including all exhibits or attachments thereto (the “Memorandum”)

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.  Purchase and Sale. On the Closing Date, in accordance with and subject to the terms and conditions described in this Agreement, the Company shall issue and sell to each Purchaser (the “Offering”), and each Purchaser, severally and not jointly, shall purchase from the Company (i) that number of Shares of Common Stock equal to the Subscription Amount of such Purchaser set forth on such Purchaser’s signature page hereto divided by the Per Share Purchase Price, and (ii) Warrants to purchase that number of shares of Common Stock equal to the number of Shares being purchased pursuant to preceding clause (i) times 30%.

Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Section 7 hereof.

2.  Closing, Deliverables and Escrow.

(a)  Closing. On the Closing Date, each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, the Shares and the Warrants as set forth in Section 1, and each Purchaser shall pay to the Company in consideration for the Shares, its respective Subscription Amount as set forth in Section 1. On the Closing Date, the Closing shall occur at _________ a.m., eastern time, at the offices of Loeb & Loeb LLP located at 345 Park Avenue, New York, NY 10154 or such other time and location as the parties shall mutually agree.

(b)  Deliveries.

(1)  On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the applicable Purchaser the following:

i.	this Agreement duly executed by the Company;

ii.	a certificate evidencing the Shares registered in the name of such Purchaser;

iii.	a certificate evidencing the Warrants registered in the name of such Purchaser;

iv.	the Registration Rights Agreement dated as of the Closing Date among the Company and the Purchasers (the “Registration Rights Agreement”), duly executed by the Company; and

v.
The Share Escrow Agreement dated as of the Closing Date among the Company, each of the Shareholders listed therein, Jingwei International Investments Limited and the Placement Agent on behalf of the Purchasers (the “Share Escrow Agreement” and together with the Agreement, the Warrants, the Registration Rights Agreement, collectively referred to herein as the “Transaction Documents”).

(2)  On or prior to the Closing Date, each of the Purchasers shall deliver or cause to be delivered to the Company the following:

i.	this Agreement duly executed by the Purchaser;

ii.	the Purchaser’s Subscription Amount by wire transfer to an account designated in writing by the Company; and

iii.	the Registration Rights Agreement, duly executed by such Purchaser.

(c)  Closing Conditions.

(1)  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

i.	the accuracy in all material respects on the Closing Date of the representations and warranties of each of the Purchasers contained herein;

ii.	all obligations, covenants and agreements of each of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

iii.	the delivery by each of the Purchasers of the items set forth in Section 2(b)(2) of this Agreement.

(2)  The obligations of each of the Purchasers in connection with the Closing are subject to the following conditions being met:

i.
the closing of the transactions contemplated by the Share Exchange Agreement of even date herewith between and among Jingwei International Investments Limited, Synergy Business Consulting LLC and the Company (the “Share Exchange”) immediately prior to the Closing of the transactions contemplated herein;

ii.	the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

iii.	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

iv.	the delivery by the Company to the Purchasers of the items set forth in Section 2(b)(1) of this Agreement;

v.	there shall have been no Material Adverse Effect as defined in Section 5(b) hereof with respect to the Company since the date hereof;

vi.	the delivery by the other Purchasers of the items set forth in Section 2(b)(2) of this Agreement; and

vii.
the delivery by the Company of a certificate, executed by the President of the Company dated as of the Closing Date, certifying on behalf of the Company that the Company has satisfied the conditions specified in Sections 2(c)(2)(i), (ii), (iii), (iv) and (v).

3.  Acceptance of Subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to each Purchaser an executed copy of this Agreement. If a Purchaser’s subscription is rejected or the Offering is terminated, in each case, prior to execution and delivery of this Agreement by the Company, this Agreement and all other documents executed by such Purchaser shall thereafter be of no further force or effect.

4.  Purchaser Representations and Warranties. Each Purchaser hereby for itself and for no other Purchaser, represents, warrants, acknowledges and agrees as of the date hereof and as of the Closing Date to the Company as follows:

(a)  The Securities are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, except as set forth in the Registration Rights Agreement, the Company has no present or future obligation to register the Securities under the Securities Act or any state securities laws. The Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, or not subject to such requirement, by virtue of Regulation S promulgated under the Securities Act, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement.

(b)  The Purchaser has had access to all SEC Reports (as defined below) via the SEC’s EDGAR system and has received all other documents requested by the Purchaser. The Purchaser has carefully reviewed the SEC Reports and all such other documents and understands the information contained therein.

(c)  Purchaser hereby acknowledges that all information pertaining to the investment in the Securities that was provided to such Purchaser is confidential and Purchaser shall not disclose any such confidential information to any third party other than as set forth herein, provided however that in the event such Purchaser shall have established effective information security procedures to prevent the misuse of material non-public information in connection with securities trading activities, then such obligation shall only apply to these representatives of Purchaser bound to maintain the confidentiality thereof.

(d)  The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Securities and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement or the Memorandum.

(e)  In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in this Agreement and in the Memorandum.

(f)  The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and is not subscribing for Securities and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser.

(g)  With the exception of its actions with respect to the Placement Agent, the Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(h)  The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities similar to the Securities so as to enable the Purchaser to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto.

(i)  The Purchaser is not relying on the Company or any of its employees, officers or agents with respect to the legal, tax, economic and related considerations as to an investment in the Securities and the Purchaser has relied on the advice of, or has consulted with, only his own advisors.

(j)  The Purchaser is acquiring the Securities solely for the Purchaser's own account for investment purposes and not with a view to resale, assignment or distribution thereof, in whole or in part in violation of the Securities Act or any applicable state securities laws. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities in violation of the Securities Act or any state securities laws and the Purchaser has no plans to enter into any such agreement or arrangement. The Purchaser will not engage in hedging transactions with respect to the Securities unless in compliance with the registration requirements of the Securities Act.

(k)  The Purchaser must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(l)  The Purchaser has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time.

(m)  The Purchaser meets the requirements of the suitability standards for an “accredited investor” as set forth in the Investor Questionnaire attached hereto. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change occurring prior to the Company's issuance of the Securities that renders the representation made in the immediately preceding sentence inaccurate.

(n)  Each Purchaser that is not an entity represents that he or she has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, this Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity and the execution and delivery of this Agreement by Purchaser will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Purchaser is a party or by which Purchaser is bound.

(o)  Each Purchaser that is an entity represents that it is a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, and that (A) the Purchaser was not formed for the specific purpose of acquiring the Securities, (B) the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of law or the charter or other organizational documents of the Purchaser, (D) the Purchaser has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, (E) the execution and delivery of this Agreement has been duly authorized by all necessary action of the Purchaser, (F) this Agreement, when executed and delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity and (G) the execution and delivery of this Agreement by Purchaser will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Purchaser is a party or by which Purchaser is bound.

(p)  The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or furnishes herewith to the Company is accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the Offering. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company relating thereto immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Securities.

(q)  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, has a sufficient net worth to sustain a complete loss of such investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive.

(r)  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM, OR IN TRANSACTIONS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES OFFERED HEREBY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

5.  Company Representations and Warranties. The Company hereby represents, warrants, acknowledges and agrees as of the date hereof and as of the Closing Date to each of the Purchasers as follows:

(a)  Subsidiaries. Schedule 5(a) sets forth, with respect to each direct or indirect subsidiary of the Company following the Share Exchange (each, a “Subsidiary” and collectively, the “Subsidiaries”), its type of entity and the jurisdiction of its organization. All of the outstanding shares of capital stock of each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 5(a), owned by the Company or another Subsidiary, and, are free and clear of all Liens and were not issued in violation of, nor subject to, any preemptive, subscription or similar rights. There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, voting or transfer of any shares, whether issued or unissued, of any capital stock, equity interest or other securities of any Subsidiary. The Company and the Subsidiaries do not own any equity interests in any person, other than the Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business.

(b)  Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. The Company is duly licensed or qualified to do business, and in good standing, in each other jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing such as would not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering, (b) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (c) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Agreement (any of (a), (b) or (c), a “Material Adverse Effect”); provided, however, that, notwithstanding the foregoing, the parties agree that, in and of itself, neither (x) any changes in the market price of the Company’s Common Stock nor (y) the receipt by the Company from its auditors of a “going concern” qualification to its audit of the Company’s financial statements shall be deemed to be a Material Adverse Effect for purposes of this Agreement.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to consummate the Offering. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, its directors and stockholders, and no further consent or action is required by the Company, other than the Required Approvals (as defined below). This Agreement and each other Transaction Document, when executed and delivered in accordance with the terms hereof, will each constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

(d)  No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s Certificate of Incorporation or By-Laws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any material property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to obtaining the Required Approvals (as defined below), result in a violation of any law, rule, regulation, order, judgment, injunction, agreement, document, decree or other restriction of any court or governmental authority as currently in effect to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement or any other Transaction Document other than (i) filings with the Commission under the Securities Act and the Exchange Act and (ii) filings with state “blue sky” or other securities regulatory authorities (collectively, the “Required Approvals”).

(f)  Issuance of the Securities. The Shares of Common Stock to be issued on the Closing Date or issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with this Agreement or the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrants have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and such enforcement may be limited by equitable principles of general applicability, regardless of whether enforcement is sough in a proceeding at law or in equity. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to each Purchaser as contemplated hereby. No shareholder approval is required for the Company to fulfill its obligations pursuant to this Agreement. As of the Closing, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(g)  Capitalization. Schedule 5(g) hereto sets forth the number of shares of Common Stock and type of all authorized, issued and outstanding capital stock of the Company both as of (i) the date hereof and (ii) the date immediately prior to consummation of the Share Exchange. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering or to acquire equity securities of the Company. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments, voting agreements, buy-sell agreements, or other agreements of any character whatsoever relating to shares of Common Stock, or, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or rights convertible or exchangeable into shares of Common Stock. All of the outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(h)  SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the SEC Reports and in the Memorandum have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(i)  Material Changes. Except as described on Schedule 5(i) hereto, since May 31, 2006: (i) there has been no event, occurrence or development that has had or could reasonably be expected to result in a Material Adverse Effect, (ii) the Company and any of its Subsidiaries have not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice not to exceed $25,000, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing Company stock option or similar plans, (v) the Company has not issued any equity shares or options or warrants to acquire equity shares, (vi) the Company and any of its Subsidiaries have not mortgaged, pledged or subjected to lien any of their respective assets, tangible or intangible, (vii) the Company and any of its Subsidiaries have not sold, transferred or leased any of their respective assets except in the ordinary course of business and consistent with prior practice, (viii) the Company and any of its Subsidiaries have not cancelled or compromised any debt or claim, or waived or released any right, of material value, (ix) the Company and any of its Subsidiaries have not suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company and any of its Subsidiaries, (x) the Company and any of its Subsidiaries have not entered into any transaction other than in the ordinary course of business except for this Agreement, the other Transaction Documents and the related agreements referred to herein and therein, (xi) the Company and any of its Subsidiaries have not encountered any labor difficulties or labor union organizing activities, (xii) the Company and any of its Subsidiaries have not made or granted any wage or salary increase or entered into any employment agreement, (xiii) neither the Company nor any of its Subsidiaries has suffered any material change in its business relationship with any of its material customers, distributors or suppliers, (xiv) there are no renegotiations of, or attempt to renegotiate or outstanding rights to renegotiate, any terms or provision of any Material Contract, or (xv) neither the Company nor any of its Subsidiaries has entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

(j)  Litigation. There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective properties or businesses before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Offering or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is not nor has it ever been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k)  Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (each, a “Material Contract,” as identified on Schedule 5(k)) (whether or not such default or violation has been waived), which default or violation would have or result in a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in the cases of (ii) and (iii) as would not, individually or in the aggregate, have or result in a Material Adverse Effect. Each Material Contract is in full force and effect and is binding on the Company or the applicable Subsidiary, as the case may be, and, to the Company’s knowledge, is binding upon such other parties, in each case in accordance with their respective terms and, to the Company’s knowledge, no other party thereto is in material default under or in violation of any such Material Contract. Neither the Company nor any of its Subsidiaries has received any written notice regarding the termination of any Material Contract.

(l)  Regulatory Permits. The Company and each Subsidiary possesses or has applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(m)  Title to Assets. The Company and each Subsidiary has title in fee simple to all real property owned by them that is material to the business of the Company and such Subsidiary and title in all personal property owned by them that is material to the business of the Company and such Subsidiary, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or any of its Subsidiaries is held by them under valid leases of which the Company and each Subsidiary is in compliance, except as would not have a Material Adverse Effect.

(n)  Patents and Trademarks. The Company and each of its Subsidiaries either own, free and clear of all Liens and encumbrances, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, domain names, software databases, computer programs, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so own or have such rights could reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any of its Subsidiaries have (i) received any notice or other claim, written or oral, that the Intellectual Property Rights owned or used by the Company or any of its Subsidiaries violate or infringe upon the rights of any Person, or (ii) received any invitation to license any intellectual property rights of any Person in order to avoid such a violation or infringement. To the knowledge of the Company, there is no existing infringement of any of the Intellectual Property Rights by any Person. The Company has taken reasonable measures to protect and preserve its Intellectual Property Rights, including maintaining the secrecy and confidentiality OF its trade secrets.

(o)  Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, including, without limitation, products liability, and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and each of its Subsidiaries respective lines of business.

(p)  Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company presented in its most recent periodic report filed with the Commission, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of February 28, 2007 (the “Evaluation Date”). Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Item 307 of Regulation S-B under the Exchange Act) or disclosure controls or procedures or, to the knowledge of the Company, after reasonable inquiry, in other factors that could significantly affect the Company’s internal controls or disclosure controls or procedures.

(q)  Lack of Publicity; Integration. None of the Company, its Subsidiaries or any person acting on its or their behalf have engaged or will engage in any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act in the United States with respect to the Securities, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, regarding the offering, nor did any such person sponsor any seminar or meeting to which potential investors were invited by, or any solicitation of a subscription by, a person not previously known to such investor in connection with investments in the Securities generally. None of the Company, its Subsidiaries or any person acting on its or their behalf have engaged or will engage in any form of directed selling efforts (as that term is used in Regulation S under the Securities Act) with respect to the Securities. None of the Company, its Subsidiaries or any person acting on its or their behalf have, directly or indirectly, made or will make any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause the Offering to be integrated with any prior offerings for purposes of the Securities Act

(r)  Certain Fees. No brokerage commissions, finder’s fees or the like are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement other than pursuant to the Placement Agent Agreement dated April 30, 2007 among the Company and the Placement Agent.

(s)  Registration Rights. Other than pursuant to the Registration Rights Agreement and other than the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(t)  Solvency. Based on the financial condition of the Company and its Subsidiaries as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the Share Exchange, (i) the fair saleable value of the Company’s and its Subsidiaries’ assets exceeds the amount that will be required to be paid on or in respect of the Company’s and its Subsidiaries’ existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s and its Subsidiaries’ assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and its Subsidiaries, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company and its Subsidiaries, together with the proceeds the Company and its Subsidiaries would receive, were they to liquidate all of their respective assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company and its Subsidiaries do not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 5(t) set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any of its Subsidiaries is in default with respect to any Indebtedness.

(u)  Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns or have timely filed for valid extensions to the filing deadlines applicable to them with respect to such taxes and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any of its Subsidiaries. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or any of its Subsidiaries, except for Liens for Taxes which are not yet due or which would not have a Material Adverse Effect. No audits or investigations are pending or, to the knowledge of the Company, threatened with respect to any tax returns or Taxes of the Company or any of its Subsidiaries.

(v)  Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(w)  Shareholders Rights Plan; Investment Company Act. No claim will be made or enforced by the Company that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)  Disclosure. The disclosure provided to each Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, including the Memorandum, the SEC Reports and the Disclosure Schedules furnished by the Company with respect to the representations and warranties made herein does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(y)  Transactions With Affiliates. Except as set forth on Schedule 5(y), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction in excess of $120,000 with the Company or any of its Subsidiaries, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(z)  Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(aa)  Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(bb)  Acknowledgement Regarding Buyers' Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 6(j) hereof), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked by the Company or its Subsidiaries to agree, nor has any Purchaser agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Purchaser, and counterparties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) that each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counterparty in any "derivative" transaction.

6.  Covenants of each Purchaser and the Company.

(a)  Transfer Restrictions.

(1)  The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of such securities (or hedging activities involving such securities) other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act (“Rule 144”), to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated below, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

(2)  Each Purchaser agrees to the imprinting, so long as is required by this Section 6(a), of a legend on any of the Securities in the following form:

THESE SECURITIES [AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS SECURITY] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(3)  Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 6(a)(2)): (i) following the resale of such Securities pursuant to an effective registration statement under the Securities Act covering the resale of such Securities, or (ii) following any resale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for resale under Rule 144(k). The Company agrees that following the time when a legend is no longer required under this Section 6(a)(3), it will, no later than five (5) trading days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Securities issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser or such Purchaser’s transferee, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect a removal of a restrictive legend to the extent such legend is required under applicable requirements of the Securities Act, including any rule of the Commission promulgated thereunder, and judicial interpretations thereof.

(4)  Each Purchaser, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6(a) is predicated upon the Company’s reliance that the Purchaser has sold any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(b)  Furnishing of Information. As long as any Purchaser owns any Securities, the Company covenants to use its best efforts to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchaser to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(c)  Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities, in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to registration under the Investment Company Act.

(d)  Disclosure; Publicity. No Purchaser shall issue any press release or otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, except if such disclosure is required by law, in which case such Purchaser shall promptly provide the Company with prior written notice of such public statement or communication. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under sub clause (i) or (ii).

(e)  Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(f)  Indemnification of Purchasers. Subject to the provisions of this Section 6(f), the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by this Agreement or any violations by the Company of state or federal securities laws (unless such action is based upon a breach of the Purchaser’s representation, warranties or covenants under this Agreement or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing; (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (C) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (I) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (II) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement..

(g)  Indemnification of Company. Subject to the provisions of this Section 6(g), each of the Purchasers, severally and not jointly will indemnify and hold the Company and its directors, officers, shareholders, partners, employees and agents including, without limitation, the Placement Agent (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or (ii) any action instituted against the Company, or any Company Party or their respective Affiliates, by any stockholder of the Company, with respect to any of the transactions contemplated by this Agreement if such action is based upon a breach of the representation, warranties or covenants of such Purchaser under this Agreement or any violation by such Purchaser of state or federal securities laws (unless such action is based upon a breach of the Company’s representation, warranties or covenants under this Agreement or any agreements or understandings the Company may have with any such stockholder). If any action shall be brought against any Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Company Party shall promptly notify the applicable Purchaser in writing, and such Purchaser shall have the right to assume the defense thereof with counsel of its own choosing. Any Company Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Company Party except to the extent that (A) the employment thereof has been specifically authorized by the indemnifying Purchaser in writing; (B) the indemnifying Purchaser has failed after a reasonable period of time to assume such defense and to employ counsel or (C) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the indemnifying Purchaser and the position of such Company Party. The Purchaser will not be liable to any Company Party under this Agreement (I) for any settlement by a Company Party effected without the indemnifying Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (II) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Company Party’s breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.

(h)  Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement with a registered broker-dealer or other loan or financing arrangement with a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act that is secured by the Securities. Prior to any foreclosure thereon, he pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. At the appropriate Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

(i)  Confidentiality/Public Announcement. The Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the Closing Date which shall include any material non-public information provided to the Purchasers prior to the Closing Date.

(j)  Short Sales and Confidentiality After the Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in 6(i). Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 6(i), such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 6(i). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Notwithstanding the foregoing, in the case of Morgan Stanley & Co. Incorporated, the covenant set forth above shall only apply with respect to activity by the Principal Strategies Group that made the investment decision to purchase the Securities covered by this Agreement; provided, however, that all employees of Morgan Stanley & Co. Incorporated who are managing activities other than those relating to the purchase of Securities under this Agreement have no direct knowledge of the investment decision made by the Principal Strategies Group to purchase the Shares covered by this Agreement. “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act. “Discussion Time” shall mean the time that such Purchaser first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof .

7.  Definitions. In addition to the terms defined elsewhere in this Agreement: the following terms have the meanings indicated in this Section 7:

(a)  “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

(b)  “Business Day” means any day except Saturday, Sunday and any day which shall be a Federal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c)  “Closing Date” means May 16, 2007 or such later Trading Day when this Agreement has been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount have been satisfied or waived and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

(d)  “Commission” means the Securities and Exchange Commission..

(e)  “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

(f)  “Per Share Purchase Price” means $5.00.

(g)  “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(h)  “Placement Agent” means CRT Capital Group LLC, the placement agent for the Offering.

(i)  “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

(j)  “Subscription Amount” shall mean, as to each Purchaser, the amount to be paid for the Shares and Warrants purchased hereunder, as specified on the signature page for each such Purchaser.

(k)  “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or the OTC Bulletin Board.

8.  Grant of Authority. Each Purchaser hereby irrevocably grants to the Placement Agent full power and authority to execute and deliver, on behalf of such Purchaser, and to accept delivery of, on behalf of such Purchaser, such certificates and other documents as may be deemed by the Placement Agent, in its sole discretion, to be appropriate to consummate the transactions contemplated hereby, including, without limitation, the Share Escrow Agreement.

9.  Successors and Assigns. Each Purchaser hereby acknowledges and agrees that this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

10.  Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

11.  Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, sent by nationwide overnight courier or delivered against receipt to the party to whom it is to be given (a) if to Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time that it is signed for by the recipient except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by nationwide overnight courier shall be deemed given the next business day following being deposited with such courier.

12.  Assignability. Except as otherwise provided in this Agreement, this Agreement and the rights, interests and obligations hereunder are not transferable or assignable by any Purchaser except to an Affiliate of such Purchaser. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Company.

13.  Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or Proceeding is improper or inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive to the fullest extent permitted by applicable law, all rights to a trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.  Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

15.  Miscellaneous.

(a)  This Agreement and its exhibits and schedules constitutes the entire agreement between each Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)  Each Purchaser's and the Company's covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Securities for a period of twelve months.

(c)  Except as expressly set forth in this Agreement to the contrary, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

(d)  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid, binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(e)  Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(f)  Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEOVIEW HOLDINGS INC.

By:	/s/ Regis Kwong
Name: Regis Kwong
Title: CEO

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Investor
By:
Name: Title:
Subscription Amount: $ Tax ID No.:

ADDRESS FOR NOTICE

Street:
City/State/Zip:
Attention:
Tel:
Fax:

WITH A COPY TO:

Street:
City/State/Zip:
Attention:
Tel:
Fax:

DELIVERY INSTRUCTIONS (if different from above)

c/o:
Street:
City/State/Zip:
Attention:
Tel:
Fax:

Investor Certification

NAME OF INVESTOR: ____________________

Initial or Check the appropriate item(s)

The undersigned further represents and warrants as indicated below by the undersigned’s initial:

A.	Individual investors: (Please initial one or more of the following statements), I certify that I am an accredited investor because:

1.
I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2.	have had joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3.	I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4.	I am a director or executive officer of Neoview Holdings Inc.

B.	Partnerships, corporations, trusts or other entities: (Please initial one of the following seven statements). The undersigned hereby certifies that it is an accredited investor because it is:

1.	an employee benefit plan whose total assets exceed $5,000,000;

2.
an employee benefit plan whose investments decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

3.	a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

4.
an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

5.
a corporation, partnership, limited liability company, limited liability partnership, other entity or similar business trust, not formed for the specific purpose of acquiring the Securities, with total assets excess of $5,000,000;

6.
a trust, not formed for the specific purpose of acquiring the Securities, with total assets exceed $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities; or

7.	an entity (including a revocable grantor trust but other than a conventional trust) in which each of the equity owners qualifies as an accredited investor.